Exhibit 23 -- CONSENTS OF EXPERTS AND COUNSEL


G. BRAD BECKSTEAD
---------------------------
Certified Public Accountant

                                                  330 E. Warm Springs
                                                 Las Vegas, NV  89119
                                                         702.528.1984
                                                  425.928.2877 (efax)

May 23, 2000

To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of July 17, 2001, on the Financial Statements of Shiprock, Inc. for the period November 2, 1999 (Date of Inception) to June 30, 2001, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead, CPA
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G. Brad Beckstead, CPA
Nevada License #2701

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